Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 139 to Registration Statement No. 002-84776 on Form N-1A of our report dated October 18, 2012, relating to the financial statements and financial highlights of Fidelity Advisor Balanced Fund, a fund of Fidelity Advisor Series I, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended August 31, 2012, of our report dated January 11, 2013, relating to the financial statements and financial highlights of Fidelity Advisor Equity Income Fund, of our report dated January 14, 2013, relating to the financial statements and financial highlights of Fidelity Advisor Growth Opportunities Fund, and of our report dated January 17, 2013, relating to the financial statements and financial highlights of Fidelity Advisor Equity Growth Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2012, and of our report dated February 15, 2013, relating to the financial statements and financial highlights of Fidelity Advisor Mid Cap II Fund, a fund of Fidelity Advisor Series I, appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series I for the year ended December 31, 2012, and to the reference to us under the heading "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte&Touche LLP
Boston, Massachusetts

August 6, 2013